Exhibit 99.2

Splash Beverage Group, Inc.

Consolidated Financial Statements

December 31, 2019

Independent Auditors’ Report

To the Board of Directors of
Splash Beverage Group, Inc.
Fort Lauderdale, Florida

We have audited the accompanying consolidated balance sheets of Splash Beverage Group, Inc. (the “Company”) at December 31, 2019, and the related consolidated statements operations, changes in deficiency in stockholders’ equity and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the financial statements).

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Continued from previous page

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Daszkal Bolton LLP

Boca Raton, Florida
April 3, 2020

Splash Beverage Group, Inc.

Consolidated Balance Sheet

December 31, 2019

Assets

Current assets:
Cash and cash equivalents	$42,639
Accounts Receivable, net	11,430
Prepaid Expenses	5,449
Inventory	304,012
Other receivables	7,132
Total current assets	370,662
Non-current assets:
Deposit	34,915
Right of use asset, net	162,008
Property and equipment, net	37,729
Total non-current assets	234,652

Total assets	$605,314
Liabilities and Deficiency in Stockholders' Equity
Liabilities:
Current liabilities
Accounts payable and accrued expenses	$703,905
Right of use liability - current	81,502
Due to related parties	429,432
Bridge loan payable, net	2,200,000
Related party notes payable	1,505,100
Convertible Loan Payable	2,202,664
Notes payable, current portion	875,000
Royalty payable	39,000
Revenue financing arrangements	45,467
Shareholder advances	46,250
Accrued interest payable	1,604,498
Accrued interest payable - related parties	546,362
Total current liabilities	10,279,180

Long-term Liabilities:
Right of use liability - noncurrent	82,238
Total long-term liabilities	82,238

Total liabilities	10,361,418
Deficiency in stockholders' equity:
Series A Convertible Preferred Stock, $0.001 par, 3,000,000 shares issued and outstanding	3,000
Series B Convertible Preferred Stock, $0.001 par, 3,913,430 shares issued and outstanding	3,913
Common Stock, $0.001 par, 50,000,000 shares authorized, 22,078,551 shares issued, 21,978,551 shares outstanding	22,079
Additional paid in capital	22,110,412
Treasury Stock, $0.001 par, 100,000 shares at cost	(50,000)
Accumulated deficit	(31,845,508)
Total deficiency in stockholders' Equity	(9,756,104)

Total liabilities and deficiency in stockholders' equity	$605,314

The accompanying notes are an integral part of these financial statements.

Splash Beverage Group, Inc.

Consolidated Statement of Operations

For the Year Ended December 31, 2019

Net revenues	$20,387
Cost of goods sold	(245,500)
Negative gross margin	(225,113)

Operating expenses:
Contracted services	2,109,146
Salary and wages	1,078,730
Other general and administrative	1,006,603
Sales and marketing	67,467
Total operating expenses	4,261,946

Loss from operations	(4,487,059)

Other income (expense):
Interest income	132
Interest expense	(665,195)
Gain/Loss from debt extinguishment	16,391
Total other income (expense)	(648,672)

Provision for income taxes	-

Net loss	$(5,135,731)

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc.

Consolidated Statement of Changes in Deficiency in Stockholders' Equity

For the Year Ended December 31, 2019

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at December 31, 2018	3,000,000	$3,000	3,913,412	$3,913	19,248,781	$19,249	200,000	$(100,000)	$18,952,483	$(26,709,777)	$(7,831,132)
Issuance of Common stock and treasury stock for services	-	-	-	-	1,254,500	1,255	(100,000)	50,000	1,303,248	-	1,354,503
Issuance of Common stock for cash	-	-	-	-	1,575,000	1,575	-	-	1,573,425	-	1,575,000
Warrants issued in connection with debt modification	-	-	-	-	-	-	-	-	15,667	-	15,667
Share-based compensation	-	-	-	-	-	-	-	-	265,589	-	265,589
Net loss	-	-	-	-	-	-	-	-	-	(5,135,731)	(5,135,731)
Balances at December 31, 2019	3,000,000	$3,000	3,913,412	$3,913	22,078,281	$22,079	100,000	$(50,000)	$22,110,412	$(31,845,508)	$(9,756,105)

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc.
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2019

Net loss	$(5,135,731)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,334
Amortization of ROU Asset	53,194
Gain from debt extinguishment	(16,391)
Noncash finance charge in connection with a debt modification	15,667
Share-based compensation	265,589
Shares issued in exchange for services	1,354,503
Other noncash charges	360,923
Changes in working capital items:
Accounts receivable	(11,428)
Inventory	(27,224)
Prepaid expenses and other current assets	(1,233)
Deposits	(20,513)
Accounts payable and accrued expenses	(127,167)
Royalty payable	17,938
Accrued Interest payable	604,211
Net cash used in operating activities	(2,658,328)

Cash Flows from Investing Activities:
Capital Expenditures	(12,552)
Net cash used in investing activities	(12,552)

Cash Flows from Financing Activities:
Proceeds from issuance of Common stock	1,575,000
Shareholder advances	153,582
Proceeds from issuance of debt	130,000
Principal repayment of debt	(31,641)
Reduction of ROU Liability	(51,462)
Net cash provided by financing activities	1,775,479

Net Decrease in Cash and Cash Equivalents	(895,401)

Cash and Cash Equivalents, beginning of year	938,040

Cash and Cash Equivalents, end of year	$42,639

Supplemental Disclosure of Cash Flow Information:
Cash paid for Interest	$23,851

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 1 – Business Organization and Nature of Operations

Splash Beverage Group, Inc. (“we” or the “Company”) was organized on January 8, 2012 under the name Tapout Beverages, Inc. under the laws of Nevada. We changed our name to Splash Beverage Group, Inc. on April 17, 2012. On March 12, 2018, we formed a wholly owned subsidiary, Splash International Holdings, LLC, a Nevada corporation (“Holdings”), to conduct business in Central and South America. In December 2018, we formed a wholly owned subsidiary in Mexico, Splash MEX SA DE CV (“Splash Mex”), for the exportation of SALT Tequila from Mexico to the USA, South and Central Americas. We plan to commence distribution of TapouT in Mexico to serve the Central and South American markets. The Company specializes in development, procurement, distribution, and sales and marketing activities of various non-alcoholic and alcoholic beverages across multiple channels.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (GAAP). These consolidated financial statements include the accounts of Splash Beverage Group and its wholly owned subsidiaries, Holdings and Splash Mex. All intercompany balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

We consider all highly liquid securities with an original maturity of three months or less to be cash equivalents. We had no cash equivalents at December 31, 2019. Our cash in bank deposit accounts, at times, may exceed federally insured limits of $250,000. Our bank deposit accounts in Mexico are uninsured.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history with clients and other factors. We establish provisions for losses on accounts receivable on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions. At December 31, 2019, our accounts receivable amounts are reflected net of allowances of $ 11,430.

Inventory

Inventory is stated at the lower of cost or net realizable value, accounted for using the weighted average cost method. The inventory balance at December 31, 2019 consisted of finished goods held for distribution. The cost elements in inventory consist of purchase of products, transportation, and warehousing. We establish provisions for excess or inventory near expiration are based on management’s estimates of forecast turnover of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecast

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Inventory, continued

amounts may result in recording additional provisions for excess or expired inventory in the future. Provisions for excess inventory are included in cost of goods sold and have historically been adequate to provide for losses on inventory. We manage inventory levels and purchase commitments in an effort to maximize utilization of inventory on hand and under commitments.

Property and Equipment

We record property and equipment at cost when purchased. Depreciation is recorded for property, equipment, and software using the straight-line method over the estimated economic useful lives of assets, which ranges from 3-10 years. Company management reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable.

Depreciation expense totaled $19,781 for the year ended December 31, 2019. Property and equipment as of December 31, 2019 consisted of the following:

Property and equipment, at cost	$88,758
Accumulated depreciation	(51,029)
Property and equipment, net	$37,729

Licensing Agreements

We capitalize the costs for our licensing agreements with ABG TapouT, LLC and Salt Tequila USA, LLC, which are amortized to expense on a straight-line basis over the term of the agreements.

The initial amount of the TapouT agreement as entered into by a related party prior to the Company’s assumption in 2013, was $4,000,000 to be paid over several years pursuant to a guaranteed minimum royalty agreement. Royalty costs incurred under the agreements, guaranteed minimum royalty amounts, are expensed as incurred. See Notes 5 and 13 for further information.

We have not made any payments to Salt Tequila USA, LLC under the licensing agreement due to the immaterial nature of our sales from the brand. See Note 10 for further information.

Fair Value of Financial Instruments

Financial Accounting Standards (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments, continued

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 -	Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The liabilities and indebtedness presented on the consolidated financial statements approximate fair values at December 31, 2019, consistent with recent negotiations of notes payable and due to the short duration of maturities.

Convertible Instruments

U.S. GAAP requires the bifurcation of certain conversion rights contained in convertible indebtedness and account for them as free standing derivative financial instruments according to certain criteria. This criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When bifurcation is required, the embedded conversion options are bifurcated from the convertible note, resulting in the recognition of discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

With respect to convertible preferred stock, we record a dividend for the intrinsic value of conversion options embedded in preferred securities based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Revenue Recognition

We recognize revenue under ASC 606, Revenue from Contracts with Customers (Topic 606). This guidance sets forth a five-step model which depicts the recognition of revenue in an amount that reflects what we expect to receive in exchange for the transfer of goods or services to customers.

We recognize revenue when our performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control of our products is transferred upon delivery to the customer. Revenue is measured as the amount of consideration that we expect to receive in exchange for transferring goods and is presented net of provisions for customer returns and allowances. The amount of consideration we receive and revenue we recognize varies with changes in customer incentives we offer to our customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

Distribution expenses to transport our products, where applicable, and warehousing expense after manufacture are accounted for within operating expenses.

Cost of Goods Sold

Cost of goods sold include the costs of products, packaging, transportation, warehousing, and costs associated with valuation allowances for expired, damaged or impaired inventory.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”. Under the fair value recognition provisions, cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options. The Company early adopted ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting”, which aligns accounting treatment for such awards to non-employees with the existing guidance on employee share-based compensation in ASC 718.

Income Taxes

We use the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes”. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. We record a valuation allowance when it is not more likely than not that the deferred tax assets will be realized.

Company management assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Income Taxes, continued

For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. Company management has determined that there are no material uncertain tax positions at December 31, 2019.

Advertising

We conduct advertising for the promotion of our products. In accordance with ASC 720-35, advertising costs are charged to operations when incurred; such amounts aggregated to $4,767 during the year ended December 31, 2019.

Related Parties

We are indebted to certain members of our Board of Directors at December 31, 2019. Transactions between us and the Board members are summarized in Notes 4 and 9.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers" (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605— Revenue Recognition and most industry-specific guidance. The core principle within Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application.

On January 1, 2019, we adopted ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”), using the retrospective application with a cumulative effect adjustment at the date of initial application, which (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (ii) revises when it is appropriate to recognize a gain (loss) from the transfer of nonfinancial asset. The adoption did not have a material effect on our Consolidated Financial Statements

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability for most leases in its balance sheet. The ASU is effective for annual periods beginning after December 15, 2019. Early adoption is permitted.

We adopted the standard on January 1, 2019, using the modified retrospective method. The adoption of this standard resulted in recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, for all leases with a term greater than 12 months. When available, we would use the rate implicit in the lease to discount lease payments to present value. However, our leases generally do not provide a readily determinable implicit rate. Therefore, our management estimates the incremental borrowing rate to discount lease payments based on the information at the lease commencement. The accounting for finance leases is substantially unchanged. Given the nature of our operation, the adoption of Topic 842 did not have a material impact on our balance sheet, statement of income, or liquidity. Refer to Note 11 – Operating Lease Obligations for information regarding our adoption of Topic 842 and the Company’s undiscounted future lease payments and the timing of those payments.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Management’s Evaluation

Management has evaluated subsequent events through April 3, 2020, the date the financial statements were available to be issued.

Note 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our business operations have not yet generated significant revenues, and we have sustained net losses of approximately $5.1 million during the year ended December 31, 2019 and have an accumulated deficit of approximately $31.8 million at December 31, 2019. In addition, we have current liabilities in excess of current assets of approximately $9.9 million at December 31, 2019. Further, we are in default on approximately $3.8 million of indebtedness, including accrued interest.

Our ability to continue as a going concern in the foreseeable future is dependent upon our ability to generate revenues and obtain sufficient long-term financing to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to raise capital as needed and to generate revenues to satisfy our capital needs. No assurance can be given that we will be successful in these efforts.

These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable

Notes payable are generally nonrecourse and secured by all Company owned assets.

	Interest
	Rate	2019
Notes Payable

In October 2013, we entered into a short-term loan agreement with an entity in the amount of $25,000. The note matured and remains unpaid.	7%	$25,000

In February 2014, we entered into a 12-month term loan agreement with an individual in the amount of $200,000. The note included warrants for 50,000 shares of common stock at $1.00 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note matured and remains unpaid.	15%	150,000

In March 2014, we entered into a 12-month term loan agreement with an individual in the amount of $500,000. The note included warrants for 500,000 shares of common stock at $1.25 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The loans matured and remain unpaid.	15%	500,000

In March 2014, we entered into a short-term loan agreement with an entity in the amount of $200,000. The note included warrants for 200,000 shares of common stock at $1.25 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The loans matured and remain unpaid.	8%	200,000
		$875,000

Interest expense on notes payable was $105,966 for the year ended December 31, 2019 and accrued interest was $581,693 at December 31, 2019.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
	Rate	2019
Related Parties Notes Payable

During 2012, we entered into two 6-month term loan agreements with an entity, totaling $150,000. The notes included warrants for 50,000 shares of common stock at $1.00 per share which expired unexercised in 2017. The loans matured and remain unpaid.	7%	$41,500

In March 2014, we entered into a $50,000 12-month term loan agreement. The note included warrants for 100,000 shares of common stock at $1.25 per share. The warrants expired unexercised on February 28, 2017. The loan matured and remains unpaid.	8%	50,000

During 2015, we entered into a 12-month term loan agreement with an individual in the amount $250,000. The loan matured and remains unpaid.	8%
		250,000
In February 2012, we entered into a loan agreement with an officer of the Company in the amount of $100. On September 25, 2018 an additional $10,500 loan agreement was entered into. The loan matured and remains unpaid.	7%	10,600

During 2013, 2014, 2015, and 2016, we entered into several 12-month term loan agreements with an officer of the Company in the amounts of $57,000, $225,000, $105,000, and $9,000, respectively. The loans matured and remain unpaid.	7%	396,000

Continued on next page

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
	Rate	2019
Related Parties Notes Payable, continued

During 2012, 2013, 2014, and 2016, we entered into 6-month term loan agreements with an officer of the Company in the amounts of $155,000, $210,000, $150,000 and $40,000, all respectively. The notes included warrants for issuances of 150,000 shares of common stock at $1.25 per share. The warrants expired unexercised on March 1, 2017. The loans matured and remain unpaid.	7%	495,000

During 2013, 2014 and 2017, we entered into 12-month term loan agreements with an officer of the Company in the amounts of $60,000, $50,000 and $10,000. The loans matured and remain unpaid.	7%	120,000

During 2018, we entered into a long term note payable with an entity owned by an officer for $12,000 to be payable on July 10, 2020.	12%	12,000

During 2019, we entered into a term note payable with an entity owned by an officer for $130,000 to be paid on August 8, 2019. The loan matured and remains unpaid.	12%	130,000
		$1,505,100

Interest expense on related party notes payable was $95,183 for the year ended December 31, 2019 and accrued interest was $546,362 as of December 31, 2019.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
	Rate	2019
Convertible Bridge Loans Payable

In May 2015, we entered into a 3-month term loan agreement with an individual in the amount of $100,000. The annual interest rate for this bridge loan was 32% for the first 90 days, and 4% thereafter, compounded monthly. The loans matured and remain unpaid.	See left	$100,000

In September 2015, we entered into a 3-month term loan with an individual in the amount of $200,000. In October 2018, the full outstanding principal balance of $200,000 and unpaid accrued interest of $165,000 was converted into 243,360 shares of our common stock at $1.50 per share.	18%	-

In October 2015, we entered into a 3-month term loan agreement with two individuals in the amount of $25,000. On December 26, 2018, the outstanding principal and accrued interest of $14,388 was consolidated into a new $39,388 term loan due August 26, 2020.	12%	39,388

In September 2015, we entered into a 3-month term loan with an individual in the amount of $175,000. In October 2018, the full outstanding principal balance of $175,000 and unpaid accrued interest of $144,410 was converted into 212,940 shares of the Company’s common stock at $1.50 per share.	18%	-

In June 2015, we entered into a 3-month term loan with two individuals in the amount of $100,000. On December 26, 2018, the outstanding principal amount of $100,000 and accrued interest of $64,307 was consolidated into a new $164,307 term loan due August 26, 2020.	12%	164,307

Continued on next page

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
	Rate	2019
Convertible Bridge Loans Payable, continued

During 2016, 2017 and 2018, we entered into multiple loan agreements with an entity in varying amounts. On December 26, 2018, the outstanding principal of $235,500 and accrued interest of $155,861 was consolidated into a new $391,361 term due	12%	391,361

During 2016, we entered into 3-month term loan agreements with an individual totaling $20,000. The loan was extended to August 14, 2020.	9%	20,000

During 2014 through 2018, we entered into convertible promissory note agreements with various terms ranging from 90 days to 18 months at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $795,137 with a due date of August 26, 2020.	12%	795,137

During 2015 and 2016, we entered into a series of 3-month term convertible promissory note agreements at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $692,471 with a due date of August 26, 2020.	12%	692,471
		$2,202,664

During 2018, we issued convertible bridge loans payable in varying amounts with three-to-eighteen-month terms. The principal of these notes is convertible, at the holders’ option, into shares of our common stock. The total principal of these issuances amounted to $226,984. The stated interest rate on these loans was 12% on $200,500 of the notes and 8% on $26,484 of the notes. At December 31, 2019, the full $226,984 has not matured.

During 2018 multiple convertible bridge loans payable to five counterparties, and related unpaid interest were consolidated into five new convertible bridge loans payable totaling $2,082,665. The notes are of varying amounts and are due in August 2020, at an interest rate of 12%. The Company analyzed the notes and concluded the conversion terms did not constitute beneficial conversion features. The principal amount and any accrued and unpaid interest are convertible at the conversion price of a potential future offering of the Company.

Interest expense on the convertible bridge loans payable was $310,865 for the year ended December 31, 2019 and accrued interest was $439,344 at December 31, 2019.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
	Rate	2019
Revenue Financing Arrangements

During August 2015, we entered into a 3-month term loan agreement with an entity in the amount of $50,000, with required daily payments of $999. we entered into two additional 3-month loan agreements with the entity in 2016 in the amounts of $60,000 and $57,000, with required daily payments of $928 and $713, respectively. The term loans matured and remain unpaid.	10%	28,032

During 2016, we entered into several short-term loan agreements with an entity totaling $50,100. The loans were settled in 2018, resulting in an extinguishment gain of $3,520.	12.50%	-

During September 2016, we entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $929. The note was in default as of December 31, 2018. In 2019, we fully repaid the outstanding loan amount.	15%	-

During November 2016, we entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $1,299. The note was in default as of December 31, 2018. In 2019, we entered into a settlement	12%	17,435
		$45,464

Interest expense on the revenue financing arrangements was $2,577 for the year ended December 31, 2019 and accrued interest was $32,154 at December 31, 2019.

Bridge Loan Payable

We issued an additional bridge loan in October 2018 for $2 million with a one-year maturity to GMA Bridge Fund LLC (“GMA”). This bridge loan contains a 10% administration fee of which the full $200,000 was accrued at December 31, 2019 and included in bridge loan payable, net. The Company incurred $271,670 of loan costs, which was fully amortized at December 31, 2019. Interest on the bridge loan was 0.5% monthly for the first six months and 0.75% monthly for the next six months. At the same time the debt was issued, we entered into a separate agreement in which GMA provided consulting services for one year (“Consulting Agreement”). We compensated GMA for the Consulting Agreement services by issuance of a warrant with a 5-year term to acquire 1,000,000 shares of our common stock at an exercise price of $0.01 per share. The warrant vested immediately. The value of the warrant, based on a Black-Scholes option pricing model, was $991,423 and was expensed in full in 2018. Interest expense on the bridge loan for the year ended December 31, 2019 was $137,637, and accrued interest at December 31, 2019 was $166,240.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

Future Minimum Debt Payments

Future minimum debt payments under the Company’s outstanding loans are as follows at December 31, 2019:

	Related Party	Other	Total
2020	$1,505,100	$2,102,664	$3,607,764
Thereafter	-	-	-
Total	$1,505,100	$2,102,664	$3,607,764

Note 5 – Licensing Agreement and Royalty Payable

During 2012, we entered into an assignment agreement with ABG TapouT, LLC (“TapouT”) to obtain the licensing rights of the brand “TapouT” on energy drinks, energy shots, water, teas and sports drinks for beverages sold in the United States of America, its territories, possessions, U.S. military bases and Mexico. Under the terms of the agreement, we are required to pay ABG Tapout, LLC a 6% royalty on net sales (gross revenue less discounts and allowances). The agreement requires us to make varying guaranteed minimum royalty payments in the total amount of $3,500,000 for the initial period of 5 years beginning in 2012. The terms of the license agreement were subsequently amended on several occasions between 2012 and 2016. During April 2017, the license agreement was again amended, to extend the term through December 31, 2018 with a 5-year renewal option if $5 million of net sales were achieved in 2018. The amendment also stated we were required to make a $30,000 payment on the date of the executed amendment, monthly payments of $30,000 starting on April 30, 2017 through December 31, 2017, and monthly payments of $26,484 starting on January 31, 2018 through December 31, 2018. We did not achieve the minimum net sales requirement per the amendment terms for 2018. In 2019 the agreement was once again amended extending the term through December 31, 2019. Per the 2019 amendment, the Company is required to make twelve monthly payments of $39,000. See Note 13.

The unpaid amount of royalties was $39,000 at December 31, 2019. Guaranteed minimum royalty payments totaled $468,000 for the year ended December 31, 2019, which is included in general and administrative expenses.

Note 6 – Income Taxes

We have evaluated the positive and negative evidence in assessing the realizability of its deferred tax assets. This assessment included the evaluation of scheduled reversals of deferred tax liabilities, estimates of projected future taxable income and tax planning strategies to determine which deferred tax assets are more likely than not to be realized in the future.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 6 – Income Taxes, continued

At December 31, 2019, our net operating loss carryforward for Federal income tax purposes was approximately $23.2m, which will be available to offset future taxable income. If not used, these carry forwards will begin to expire in 2032, except for the current year net operating loss generated which can be carried forward indefinitely.

There was no income tax expense or benefit for the year ended December 31, 2019 due to the full valuation allowance recorded.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows:

2019

US federal statutory tax rate	21.00%
Permanent differences	-6.56%
Change in valuation allowance	-14.44%
Total	0.00%

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities at December 31 are as follows:

2019

Deferred tax assets:
Net operating losses	$5,887,022
Deferred rent	1,381
Accrued expenses/interest expense limitation	962,838
Total deferred tax assets	6,851,241

Deferred tax liabilities:
Depreciation	(7,354)
Total deferred tax liabilities	(7,354)
Less: valuation allowance	(6,843,887)

Total net deferred tax liabilities	$-

We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The open tax years subject to examination with respect to our operations are 2015 through 2019.

Common Stock

In 2019, we issued 1,354,500 shares of our common stock in exchange for services provided to us. The shares were valued at $1.00 per share. We recognized share-based compensation expense of $1,354,500, which is classified within the contracted services line on the Statement of Operations.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 7 – Deficiency in Stockholders’ Equity

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock are subject to adjustment in the event of any recapitalization, dividend, split, combination, or other similar event. Series A Convertible Preferred Stock were issued in units, with each unit consisting of one share of Series A Convertible Preferred Stock, par value $0.001, and one common stock purchase warrant. The warrants entitle the holders to purchase one share of the Company’s common stock at a price of $1.00 per share during the five-year period commencing on the date of the issuance of the warrants. Series A Preferred Stock rank, with respect to dividend rights and rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (Liquidation Event), as senior in preference and priority to the common stock, par value $0.001, and any other class or series of equity security established and designated by the Company’s Board of Directors and in parity with Series B Convertible Preferred Stock. Liquidation preference is 150% of the original issue price, which totaled $4,500,000 at December 31, 2019. The liquidation preference ranks in parity with Series B Preferred Stock.

The holders of the Series A Preferred Stock are entitled to receive cash dividends when and if declared, out of any assets available, prior to any declaration or payment of any dividend on any other class of preferred stock and common stock of the Company at an annual rate of 8% of the original issue price (equal to $0.08 per share per annum based on $1.00 per share purchase price). The cumulative dividend amounted to $1,364,361 as of December 31, 2019. The Company has not accrued this amount as the dividends are not payable until when and if declared by the board as previously mentioned. Such dividends are cumulative and convertible into common stock under the same terms as the Series B Preferred Stock.

Each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company and shall be entitled to that number of votes equal to the number of shares of common stock into which the holder's shares of Series A Preferred Stock could then be converted at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and the holders of shares of Series A Preferred Stock and Common Stock shall vote together (or tender written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Company.

Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A original issue price ($1.00 per share) by the conversion price ($0.85 per share) in effect at the time of conversion, subject to certain dilution protections. The conversion price at which shares of common stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $0.85 per share. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into common stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A original issue price then in effect and then determining the number of shares of common stock such additional shares of Series A Preferred Stock are convertible into.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 7 – Deficiency in Stockholders’ Equity, continued

Series A Convertible Preferred Stock, continued

Upon the consummation of an underwritten public offering of the common stock of the Company ("IPO"), each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of common stock at a conversion price equal to the lesser of (i) the conversion price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into common stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A original issue price then in effect and then determining the number of shares of common stock such additional shares of Series A Preferred Stock are convertible into.

Series B Convertible Preferred Stock

During 2017, the Company issued 495,900 shares of Series B Convertible Preferred Stock at $1.50 per share resulting in total proceeds of $736,350 along with 247,950 warrants for the Company’s common stock. The warrants expire after 5 years and are exercisable at $1.50 per share.

In 2018, the Company issued 132,406 shares of Series B Convertible Preferred Stock at $1.50 per share resulting in total proceeds of $198,609 along with 66,203 warrants for the Company’s common stock. The warrants expire after 5 years and are exercisable at $1.50 per share.

The Company has issued Series B Convertible Preferred shares in units, each unit consisting of one share of Series B Convertible Preferred Stock, par value $0.001, and one-half share common stock warrant per share of Series B Convertible Preferred Stock, at a price of $1.50 per unit. Per the warrant agreement, the Company issued to the purchasers five-year warrants to purchase shares of the Company’s Common Stock, par value $0.001, at an exercise price of $1.50 per share. As of December 31, 2019, 1,902,887 warrants were exercisable, respectively. Liquidation preference is 150% of the original issue price, which totaled $9,315,693 at December 31, 2019. The liquidation preference ranks in parity with Series A Preferred Stock.

The holders of the Series B Convertible Preferred Stock are entitled to receive cash dividends, out of any assets available, prior to any declaration or payment of any dividend on any other class of preferred stock and common stock of the Company, except that it is in parity with Series A Preferred stock, at an annual rate of 9% of the original issue price (equal to $0.135 per share per annum). Such dividends are cumulative and convertible to common stock under the same terms as the Series A Preferred Stock. The cumulative dividend amounted to $2,179,134 as of December 31, 2019. The Company has not accrued this amount as the dividends are not payable until when and if declared by the board.

Each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company and shall be entitled to that number of votes equal to the number of shares of Common Stock into which the holder's shares of Series B Preferred Stock could then be converted at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and (b) the holders of shares of Series B Preferred Stock and Common Stock shall vote together (or tender written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Company.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 7 – Deficiency in Stockholders’ Equity, continued

Series B Convertible Preferred Stock, continued

Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B original issue price ($1.50 per share) by the conversion price ($1.28 per share) in effect at the time of conversion, subject to certain dilution protections. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $1.28 per share. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into.

Upon the consummation of an underwritten public offering of the Common Stock of the Company ("IPO"), each share of Series B Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a conversion price equal to the lesser of (i) the conversion price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B original issue price then in effect and then determining the number of shares of common stock such additional shares of Series B Preferred Stock are convertible into.

Undesignated Preferred Stock

The Company has authorized a total of 20,000,000 shares of preferred stock, of which 6,000,000 of such authorized shares of preferred stock remain undesignated at December 31, 2019.

Treasury Stock

Since its inception, we have repurchased shares from our shareholders. To date, we have repurchased 900,000 shares, of which 600,000 have been retired.

In connection with a 2018 consulting agreement, we are committed to issue the 300,000 shares held in treasury upon the occurrence of certain events or milestones. We issued 100,000 shares in July 2018 and 100,000 shares in July 2019.

Warrant Issuance-Series A Convertible Preferred Stock

As part of the sale and issuance of 3,000,000 shares of our Series A Convertible Preferred Stock, we issued 3,000,000 warrants to purchase shares of our common stock at a price of $1.00 per share. The warrants have a five-year term. These warrants have expired.

Warrant Issuance-Series B Convertible Preferred Stock

As part of the sale and issuance of 3,913,414 shares of our Series B Convertible Preferred Stock, we issued 1,956,707 warrants to purchase shares of our common stock at a price of $1.50 per share. The warrants have a 5-year term. At December 31, 2019, there are 1,902,887 warrants outstanding with a weighted average remaining life of 0.9 years.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 7 – Deficiency in Stockholders’ Equity, continued

Warrant Issuance-Loan Agreements

In 2014, the Company issued seven (7) warrants for the purchase of 1,000,000 shares of the Company’s common stock. The warrants were issued with various loan agreements as described above in Note 4. Two warrants for a total of 100,000 shares of common stock were issued with exercise prices of $1.00 per share and five warrants for a total of 900,000 shares of common stock were issued with an exercise price of $1.25 per share. The Company estimated the fair value of the warrants totaling $161,626 based on its estimate of the fair value of the Company’s common stock at the issuance date, an average risk-free interest rate of 1.69%, the estimated life of half of the term of the warrant, a zero dividend yield and, a volatility rate of 50%, which was recorded as a discount to the notes and amortized over the notes’ lives under the effective interest rate method. The fair value of the warrants were expensed over the life of the loans which was 12 months. These warrants have expired.

Note 8 – Share-Based Payments

Warrant Issuance-GMA Consulting Services

We issued 1,000,000 warrants to purchase shares of our common stock at $0.01 per share as part of our consulting agreement with GMA, At December 31, 2019, the weighted average life of the outstanding warrants is 3.75 years.

The warrants entitle the holder to purchase one share per warrant of the Company’s common stock at a price of $0.01 per share during the five-year period commencing on October 2, 2018, or, if greater, the number of common shares with a market value equivalent to two percent of the enterprise value of the Company at an exercise price of $0.008 per share.

Stock Plan

We have adopted the 2012 Stock Incentive Plan (the “Plan”), which provides for the grant of common stock and stock options to employees. We have reserved 3,000,000 shares for issuance under the Plan. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. On December 31, 2018, the sole option holder at the time, our CEO, exercised his options to purchase 1,950,000 shares of common stock at a purchase price of $0.16 per share, totaling $312,000, which total purchase price was paid by the cancelation of the equivalent amount of debt owed by us to the CEO. On December 7, 2019, our Board of Directors granted 825,000 options to certain employees and consultants. None of these options were exercised at December 31, 2019. There are 825,000 options issued and outstanding under the Plan at December 31, 2019. As of December 31, 2019, the total number of options available for grant is 225,000.

We measure employee stock-based awards at the grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of our common stock, and for stock options, the expected life of the option, and expected stock price volatility and exercise price. We used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 8 – Share-Based Payments, continued

Stock Plan, continued

application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. The expected life of stock options was estimated using the “simplified method,” which calculates the expected term as the midpoint between the weighted average time to vesting and the contractual maturity, we have limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, we use comparable public companies as a basis for its expected volatility to calculate the fair value of options granted. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option. The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised.

We recognized stock-based compensation expense of $265,589 for the year ended December 31, 2019. There was no unrecognized compensation cost related to stock option awards at December 31, 2019.

A summary of information related to stock options for the years ended December 31, 2019 is as follows:

	Options	Weighted Average Exercise Price

Outstanding - beginning of year	-	$-
Granted	825,000	$1.00
Exercised	-	$-
Cancelled/forfeited	-	$-
Outstanding - end of year	825,000	$1.00

Exercisable at end of year	825,000	$1.00

Weighted average grant date fair value of options during year	N/A

Weighted average duration to expiration of outstanding options at year-end	5.0

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 9 – Related Parties

During the normal course of business, we incurred expenses related to services provided by our CEO or Company expenses paid by our CEO, resulting in related party payables, net of $429,432 as of December 31, 2019. The related party payable to the CEO bears no interest payable and is due on demand.

There are related party notes payable of $1,505,100 outstanding as of December 31, 2019 as discussed in Note 4.

Note 10 – Investment in Salt Tequila USA, LLC

On December 9, 2013, we entered into a marketing and distribution agreement with SALT Tequila USA, LLC (“SALT”) in Mexico for the manufacturing of our product line. The agreement was for a one-year term with an additional two-year renewal. On December 28, 2015, the agreement was extended through 2020. In the December 9, 2013 agreement, we received a 5% ownership interest in SALT, 12 months after the date of the agreement we received an additional 5% ownership interest in SALT, and 24 months after the date of the agreement we received an additional 5% interest, resulting in a total interest of 15% in SALT. We have not recorded the cost of the investment or our share of its results of operations as the amounts are considered immaterial.

SALT also has sold product to an unrelated international alcohol distributor, American Spirits Exchange, for preliminary market testing in 9 of 16 states that they distribute to, that are government-controlled alcohol resellers. In 2019 we had no sales for SALT Tequila. On December 31, 2018, we created a Mexican subsidiary, Splash MEX SA DE CV (“Splash Mex”) for the exporting of SALT Tequila from Mexico to the USA, South and Central Americas. Splash Mex will also act as the manufacturing and distribution agent of TapouT in Central and South Americas. Applications for the appropriate licenses required for import and wholesale of alcohol in the USA have been completed for at the Federal and State levels. These licenses will permit direct alcohol sales to distributors and wholesalers thereby limiting the use of agents for importing SALT Tequila to the USA for distribution.

Note 11 – Operating Lease Obligations

Effective July 2018, we entered into a lease agreement for the right to use and occupy office space. The lease term commenced July 1, 2018 and is scheduled to expire after 36 months, on June 30, 2021.

Prior to the current lease, we entered into a lease agreement in 2014 for the right to use and occupy office space. The lease term commenced November 1, 2014 and was scheduled to expire after 62 months, on December 31, 2019. The lease was terminated in February 2018.

Effective November 2019, we entered into a new lease agreement for our NY affiliate. The lease is for six months and will expire on April 30, 2020. This lease was not subjected to the new lease standard, Topic 842.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 11 – Operating Lease Obligations, continued

Effective November 2019, we entered into a new lease with Interport Logistics, LLC. The lease term commenced on November 11, 2019 and is scheduled to expire on November 11, 2020. This lease was subjected to the new lease standard, Topic 842.

Effective May 2019, we entered into a new lease in Mexico. The lease commenced May 1, 2019 and is scheduled to expire after 24 months, on April 1, 2021. This lease was subjected to the new lease standard, Topic 842.

The following table presents a reconciliation of the undiscounted future minimum lease payments, under the leases for our office and warehouses to the amounts reported as financial lease liabilities on the consolidated balance sheet at December 31, 2019:

Undiscounted Future Minimum Lease Payments	Operating Lease

2020	$87,734
2021	59,291
Thereafter	26,170
Total	173,195
Amount representing imputed interest	(9,196)
Total operating lease liability	163,999
Current portion of operating lease liability	(81,501)
Operating lease liability, non-current	$82,498

The table below presents information for lease costs related to our operating leases at December 31, 2019:

Operating lease cost:
Amortization of leased assets	$52,692
Interest of lease liabilities	5,716
Total operating lease cost	$58,408

The table below presents lease-related terms and discount rates at December 31, 2019:

Remaining term on leases	34 months
Incremented borrowing rate	5.0%

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 12 - Contingencies

We are a party to asserted claims and are subject to regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

Litigation

On April 24, 2017, a note holder filed a complaint against the Company for a promissory note in default. The note holder is requesting summary judgment in the amount of $246,632.

Note 13 – Subsequent Events

TapouT Licensing Agreement

Effective January 1, 2020, we have amended its license agreement with TapouT as previously disclosed in Note 5. The agreement has been extended through December 31, 2022. Under the terms of the amendment, we are required to make guaranteed minimum royalty monthly payments of $45,000 through December 31, 2022. We also are required to meet a minimum net sales threshold of $9,000,000 for 2020. There can be no assurance that the net sales threshold will be achieved, or that further amendments to the agreement will be executed for it to remain effective in later periods.

SALT Tequila Stock Sale and Purchase Agreement

On March 26, 2020, we entered into a stock sale and distribution agreement for $1,000,000 with Salt Tequila USA, LLC. The $1,000,000 will be paid out in 4 distinct tranches. Upon payment of the 1st tranche of $250,000, we will obtain an additional 7.5% stake in Salt Tequila USA, LLC.

Merger with Canfield Medical Supply, Inc.

On December 31, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Canfield Medical Supply, Inc., a Colorado corporation. Upon completion of the merger, our shareholders will collectively own, as a group, on a fully diluted basis approximately 85% of the combined company.

The Merger Agreement was consummated on March 31, 2020. As part of the merger all outstanding debt, except for $450,000 in principal, were converted in common shares of the combined company. In addition, all Preferred Stock A and Preferred Stock B were converted into common shares of the combined company.

Alcohol License

On February 4, 2020 we received a Florida Alcohol License. This license gives us the ability to import and sell liquor within the United States.

Warrant Expiration

Subsequent to December 31, 2019, warrants to purchase 553,767 shares of our common stock have expired.